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                                                                     Exhibit 3.7

                            CERTIFICATE OF FORMATION
                                       OF
                      MERISTAR ACQUISITION COMPANY, L.L.C.

       The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

       FIRST. The name of the limited liability company (hereinafter called the "limited liability company") is MeriStar Acquisition Company, L.L.C.

       SECOND- The address of the registered office and the name and address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

Executed on July 30 1998.


                                                /s/ Christopher L. Bennett
                                                --------------------------
                                                Name: Christopher L. Bennett
                                                Title: Authorized Person